Exhibit 99.1

               Radiation Therapy Services Amends Credit Facility

                   Reduces Interest Expense; Expands Revolver

     FORT MYERS, Fla., Oct. 11 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, announced today that it has executed an amendment to its senior secured credit facility that reduces interest expense and expands its revolving credit commitment to $80 million from $70 million. The transaction included paying off the $22.8 million remaining outstanding balance from the Term B loan by increasing the Term A loan and drawing on the revolver. By paying off the Term B loan, the Company has reduced its interest rate spread by 175 basis points. Per the amendment, the interest rate spreads on the Term A loan and on the revolver were reduced overall by 25 basis points.

    Two new banks were added to the revolving credit commitment, bringing the banking syndicate to six. The two new banks -- Regions Bank and National City Bank - join the ongoing participants -- Bank of America, Wachovia Bank, Fifth Third Bank and SunTrust Bank.

    Mr. David M. Koeninger, Executive Vice President and Chief Financial Officer, stated, "We believe this amendment strengthens our financial flexibility, improves our access to capital and further positions us for continued growth through acquisitions. The 25 basis point decrease in the interest rate spread and the retirement of the Term B loan reduce our interest expense starting in the fourth quarter. We are particularly pleased to add Regions and National City to our banking relationships."

    The amendment to the Company's credit facility reflecting the changes will be filed with the SEC as an exhibit to Form 8-K.


    Radiation Therapy Services, Inc., which operates treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 54 treatment centers are clustered into 18 regional networks in nine states, including Alabama, Delaware, Florida, Kentucky, Maryland, Nevada, New Jersey, New York and North Carolina. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.


    This release contains forward-looking statements about the Company's expectations. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the Company's recent quarterly report on Form 10-Q and the "Risk Factors" section of the Form S-1 Registration Statement, as amended, relating to the Company's initial public offering as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at http://www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.


     Contacts:
     Dave Koeninger
     Chief Financial Officer
     Radiation Therapy Services, Inc.
     239-931-7282
     dkoeninger@rtsx.com

     Investors/Media:
     Stephanie Carrington/Greg Tiberend
     The Ruth Group
     646-536-7017/7005
     scarrington@theruthgroup.com
     gtiberend@theruthgroup.com



SOURCE  Radiation Therapy Services, Inc.
    -0-                             10/11/2004
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Investors/Media - Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com or Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, both of The Ruth Group, for Radiation Therapy Services, Inc./
    /Web site:  http://www.rtsx.com /
     (RTSX)

CO:  Radiation Therapy Services, Inc.
ST:  Florida
IN:  BIO HEA MTC RLT
SU: